Exhibit 23.1


                   CONSENT OF INDEPENDENT AUDITORS






     We consent to the incorporation by reference of our report dated February 10, 1997, with respect to the consolidated financial statements and schedules of United Video Satellite Group, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1996, in the following registration statements and related prospectuses.


     Stock Option Plan for       Form S-8       File No. 33-72272
     Non-Employee Directors,
     The Equity Incentive
     Plan and the Stock
     Option Assumption
     Agreements of United
     Video Satellite
     Group, Inc.

     United Video Satellite      Form S-8       File No. 333-2866
     Group, Inc. 401(k) Plan







                                     Ernst & Young LLP


Tulsa, Oklahoma
March 26, 1997